UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Dana Incorporated (the “Company”) announced that Aziz Aghili, Executive Vice President and President, Heavy Vehicles, will be retiring in June 2024 after more than 14 years of service. Until that time, he will retain responsibility for the Company’s Commercial Vehicle Drive and Motion Systems.

Additionally, on September 5, 2023, the Company announced the appointment of Jeroen Decleer to Senior Vice President and President, Off-Highway Drive and Motion Systems. Mr. Decleer will continue to have global responsibility for the strategy, product planning, engineering, and program management for the company’s traditional driveline and industrial capabilities, as well as the electrification portfolio.

Mr. Decleer, 43, joined the Company in 2004 as a sales and application engineer and subsequently served in a variety of roles, including account manager; sales manager, North and Eastern Europe OH; general manager, Dana Rexroth Transmission Systems; global segment lead for mining, forestry, material handling, and driveshafts; and plant manager for the Brugge, Belgium, facility. In 2016, Mr. Decleer was named senior director of global OH Drivetrain Technologies sales, product planning, and strategy. Mr. Decleer earned a master’s degree in engineering with a specialization in automation from Katholieke Hogeschool Brugge-Oostende in Belgium. He also has a master’s degree in European business from EHSAL Management School in Brussels, Belgium, as well as a master’s degree in international relations and global affairs from Università Cattolica del Sacro Cuore in Milan, Italy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: September 5, 2023	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary